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                                                                    EXHIBIT 10.4

                        ENVIRONMENTAL INDEMNITY AGREEMENT

         ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") made as of the 9th day of January, 2001 by USRP FUNDING 2001, L.P., a Delaware limited partnership, ("Borrower"), and U.S. RESTAURANT PROPERTIES, INC., a Delaware corporation and U.S. RESTAURANT PROPERTIES OPERATING, L.P., a Delaware limited partnership ("Principal Guarantors"), all having offices at 12240 Inwood Road, Suite 200, Dallas, Texas 75244 (Borrower and Principal Guarantors hereinafter referred to, individually and collectively, as the context requires, as "Indemnitors"), in favor of WELLS FARGO BANK MINNESOTA, N.A., AS INDENTURE TRUSTEE, a national banking association, having an address at 11000 Broken Land Parkway, Columbia, Maryland 21044-3542, (the "Indenture Trustee") for the benefit of the Noteholders, BANC OF AMERICA MORTGAGE CAPITAL CORPORATION (the "Purchaser") and other Indemnified Parties (defined below) (the Indenture Trustee, the Purchaser and the Other Indemnified Partes collectively "Indemnitee").


                                    RECITALS:

         Borrower is the owner of certain properties described in the Indenture (defined below) (individually, a "Property" and collectively, the "Properties). Indemnitee is prepared to make a loan (the "Loan") to Borrower in the principal amount of $175,000,000, to be evidenced by certain promissory notes of even date herewith made by Borrower to Purchaser (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the "Notes") and secured by, among other things, certain mortgage and security agreements, deed of trust and security agreements, and deed to secure debt and security agreements given by Borrower to Indenture Trustee (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the "Security Instruments") which will encumber the Properties, and that certain indenture between Borrower and Indenture Trustee (the "Indenture").

         Indemnitee is unwilling to make the Loan unless Indemnitors agree, jointly and severally, to provide the indemnification, representations, warranties, and covenants and other matters described in this Agreement for the benefit of Indemnified Parties.


                                    AGREEMENT

         In order to induce the Indemnitee to make the Loan to Borrower, and in consideration of the substantial benefit each and every Indemnitor will derive from the Loan:


                              ARTICLE - DEFINITIONS

         1.1 DEFINITIONS. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Indenture. As used in this Agreement, the following terms shall have the following meanings:


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         The term "ENVIRONMENTAL LAW" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, that apply to Borrower or any Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

         The term "HAZARDOUS MATERIALS" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on a Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law.

         The term "INDEMNIFIED PARTIES" means Indemnitee, any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Security Instruments is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (defined below) or prospective Investors in the Securities (defined below), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or a Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

         The term "LEGAL ACTION" means any claim, suit or proceeding, whether administrative or judicial in nature.

         The term "LOSSES" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense).

         The term "RELEASE" with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

                           ARTICLE 2 - INDEMNIFICATION

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         2.1 INDEMNIFICATION. Indemnitors covenant and agree at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Materials in, on, above, or under any Property; (b) any past, present or threatened Release of Hazardous Materials in, on, above, under or from any Property; (c) any activity by any Indemnitor, any person or entity affiliated with any Indemnitor, and any tenant or other user of any Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Property of any Hazardous Materials at any time located in, under, on or above any Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above any Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (d) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any Property or operations thereon, including but not limited to any failure by any Indemnitor, any person or entity affiliated with any Indemnitor, and any tenant or other user of any Property to comply with any order of any governmental authority in connection with any Environmental Laws; (e) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Property; (f) any acts of any Indemnitor, any person or entity affiliated with any Indemnitor, and any tenant or other user of any Property in (i) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (ii) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for remediation; and (g) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement or the Security Instruments relating to environmental matters.

         2.2 DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Indemnitors shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Indemnitors shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

         2.3 SUBROGATION. Indemnitors shall take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Materials at, in, on, under or near any Property or otherwise obligated by law to bear the cost.

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Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.

         2.4 INTEREST. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a per annum rate equal to the lesser of (a) the Note Interest Rate (as defined in the Indenture) or (b) the maximum interest rate which Borrower or any other Indemnitor may by law pay or Indemnified Parties may charge and collect, from the date payment was due.

         2.5 SURVIVAL. The obligations and liabilities of Indemnitors under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of any Security Instrument.

         2.6 NOTICE OF LEGAL ACTIONS. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Materials on, from or affecting any Property, and (ii) any Legal Action brought against such party or related to any Property, with respect to which any Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section hereof.


            ARTICLE 3- REPRESENTATIONS AND WARRANTIES AND COVENANTS

         3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Indemnitors hereby make the representations, warranties and covenants contained in Section 11.11 of the Indenture and agree that the same are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.


                                ARTICLE 4 - GENERAL

         4.1 UNIMPAIRED LIABILITY. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and Indemnitors hereby consent to and agree to be bound by, any amendment or modification of the provisions of the Notes, the Indenture, the Security Instruments or any other document which evidences, secures or guarantees all or any portion of the Loan or is executed and delivered in connection with the Loan (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof, the "Other Security Documents"; the Notes, the Indenture, the Security Instruments, this Agreement and the Other Security Documents shall collectively be referred to herein as the "Loan Documents") to or with Indemnitee by any Indemnitor or any person who succeeds any Indemnitor or any person as owner of any Property. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents,
(ii) any sale or transfer of all or part of any Property, (iii) except as provided herein, any exculpatory provision in any of the Loan Documents limiting Indemnitee's recourse to any Property

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or to any other security for the Notes, or limiting Indemnitee's rights to a deficiency judgment against any Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by any Indemnitor under any of the Loan Documents, (v) the release of any Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Notes, or (vii) Indemnitee's failure to record any Security Instrument or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Notes; and, in any such case, whether with or without notice to Indemnitors and with or without consideration.

         4.2 ENFORCEMENT. Indemnified Parties may enforce the obligations of Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to any of the Loan Documents or any Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Notes, foreclosing, or exercising any power of sale under, any Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Borrower pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Borrower pursuant to the Loan, which Indemnitee is entitled to do in its sole discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Indenture for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Indenture, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Indenture; Indemnitors are fully and personally liable for such obligations, and their liability is not limited to the original or amortized principal balance of the Loan or the value of any Property.

         4.3 WAIVERS. (a) Indemnitors hereby waive (i) any right or claim of right to cause a marshalling of any Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (ii) and relinquish all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties;
(iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitors hereby agree to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

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         (b) INDEMNITORS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW,
THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTES, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTES, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.


                        ARTICLE 5 - MISCELLANEOUS

         5.1 NOTICES. All notices required or permitted hereunder shall be given and shall become effective as provided in the Indenture and the Guaranty (as defined in the Indenture).

         5.2 NO THIRD-PARTY BENEFICIARY. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.


         5.3 DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

         5.4 NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         5.5 HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         5.6 NUMBER AND GENDER/SUCCESSORS AND ASSIGNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitors" shall be deemed to refer to each and every person or entity comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitors, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Indemnitor may be assigned except with the

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written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

         5.7 JOINT AND SEVERAL LIABILITY. If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person and entity hereunder are joint and several.

         5.8 RELEASE OF LIABILITY. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

         5.9 RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under any of the Loan Documents or would otherwise have at law or in equity.

         5.10 INAPPLICABLE PROVISIONS. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

         5.11 GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York.

         5.12 APPROVALS. Wherever pursuant to this Agreement (i) Indemnified Parties exercise any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnified Parties, or (iii) any other decision or determination is to be made by Indemnified Parties, the decision of Indemnified Parties to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnified Parties, shall be in the sole discretion of Indemnified Parties, except as may be otherwise expressly and specifically provided herein.

         5.13 LEGAL FEES. Wherever pursuant to this Agreement it is provided that Indemnitors pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Indemnified Parties, whether with respect to retained firms, the reimbursement for the expenses of the in-house staff or otherwise.

         5.14 TRANSFER OF LOAN. Indemnitee may, at any time, sell, transfer or assign the Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Indemnitee may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any credit rating agency rating such Securities (collectively, the "Investor") and each prospective Investor, all documents and information which Indemnitee now has or may hereafter acquire relating to Indemnitors and any Property, whether furnished by any Guarantor (as defined in the Indenture), Indemnitor or otherwise, as Indemnitee determines necessary or desirable. Indemnitors and any Guarantor agree to cooperate with Indemnitee in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate

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required in accordance with Article 11 of the Indenture and such other documents as may be reasonably requested by Indemnitee. Indemnitors shall also furnish and Indemnitors and any Guarantor hereby consent to Indemnitee furnishing to such Investors or such prospective Investors any and all information concerning the financial condition of Indemnitors and any Guarantor and any and all information concerning any Property and the Leases (as defined in the Security Instruments) as may be requested by Indemnitee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.


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         IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first above written.


                                        USRP FUNDING 2001-A, L.P.a Delaware
                                        limited partnership

                                        By: USRP (SFGP), LLC, a Delaware limited
                                            liability company


                                            By:
                                               ---------------------------------
                                                Name: Fred Margolin
                                                Title: Manager



                                        U.S. RESTAURANT PROPERTIES, INC.



                                            By:
                                               ---------------------------------
                                                Name: Fred Margolin
                                                Title: President



                                        U.S. RESTAURANT PROPERTIES OPERATING,
                                        L.P., a Delaware limited partnership

                                        By:   USRP MANAGING, INC., a Delaware
                                              corporation, its general partner



                                            By:
                                               ---------------------------------
                                                Name: Fred Margolin
                                                Title: President


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